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                                                                     Exhibit 5.1

                [SCHNADER HARRISON SEGAL & LEWIS LLP LETTERHEAD]

                                 July 20, 1999

PubliCARD, Inc.
75 Kings Highway Cutoff
Fifth Floor
Fairfield, CT 06430

    Re:  PubliCARD, Inc.; Registration Statement on Form S-1 (No. 333-80447)

Ladies and Gentlemen:

     We have acted as Pennsylvania counsel to PubliCARD, Inc., a Pennsylvania corporation (the "Company"), in connection with the preparation of the above-referenced Registration Statement on Form S-1 (the "Registration Statement"), relating to the offering of up to 4,848,309 shares of the Company's common stock, par value $0.10 per share (the "Common Stock"). All of the shares covered by the Registration Statement (the "Shares") may be sold by certain shareholders of the Company. Of those Shares, up to 200,000 Shares may be issued under stock options granted by the Company as additional merger consideration pursuant to the Agreement and Plan of Merger dated as of February 19, 1999, among the Company, ASCT Acquisition Corp., Amazing! Controls, Inc. ("Amazing") and security holders of Amazing, and up to 15,000 Shares may be issued upon exercise of a stock option granted to Harold Taylor (the foregoing stock options being hereinafter collectively called the "Options").

     In rendering the opinion set forth below, we have reviewed the Company's Articles of Incorporation, as amended, the Company's Bylaws, as amended, resolutions adopted by its Board of Directors, and such other documents as we have deemed appropriate. In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity with the original of all documents submitted to us as copies thereof.

     Based upon the foregoing, we are of the opinion that: (i) the Shares issuable under the Options, when issued by the Company and paid for in the manner contemplated by the terms of the Options, will be duly authorized, validly issued, fully paid and nonassessible, and (ii) all other Shares are duly authorized, validly issued, fully paid and nonassessible.

     Our opinion set forth above is limited to the laws of the Commonwealth of Pennsylvania, and we express no opinion as to any other laws, statutes, rules or regulations.

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[SCHNADER HARRISON SEGAL & LEWIS LLP LOGO]
     SCHNADER HARRISON
     SEGAL & LEWIS LLP

          PubliCARD, Inc.
          July 20, 1999
          Page 2


     We hereby consent to the use of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to this firm under the caption "Legal Matters." In giving such opinion, we do not thereby admit that we are acting within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

                              Very truly yours,



                              /s/ SCHNADER HARRISON SEGAL & LEWIS LLP